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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) MARCH 13, 1998
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                               DIASYS CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                   0-24974                 06-1339248
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(State or Other Jurisdiction       (Commission                (IRS EIN)
      of Incorporation)             File Number)


     49 LEAVENWORTH STREET, WATERBURY CT                         06702
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   (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code (203) 755-5083
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                                      NONE
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         (Former Name Or Former Address, If Changed Since Last Report)

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

ITEM 5. OTHER EVENTS.

On February 11, 1998 the Company reported that its common stock and common stock purchase warrants would continue to be listed on the Nasdaq SmallCap Market via a temporary exception from the net tangible asset requirement. The Company said that it was granted a temporary exception from the net tangible asset standard based upon the Company's plan to resume compliance in the near future. In this connection, the Company has received and hereby reports proceeds of $1,086,750 from the exercise of 241,500 of its publicly traded common stock purchase warrants.

Attached hereto at Exhibits 99.1 and 99.2, respectively, are a pro forma balance sheet and statement of operations as of January 31, 1998 showing, among other things, compliance with Nasdaq's net tangible asset requirement of $2,000,000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DIASYS CORPORATION


                                          By  /s/ TODD M. DEMATTEO
                                          ----------------------------------
                                              Todd M. Dematteo
                                              President, Chief Executive
                                              Officer and Director

Date: March 13, 1998



EXHIBIT INDEX

EXHIBIT NUMBER                    DESCRIPTION
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    99.1                          Registrant's Pro Forma Balance Sheet for
                                  the Period Ended January 31, 1998

    99.2 Registrant's Pro Forma Operating Statement for the Period Ended January 31, 1998